Exhibit 21

Banana Republic (Apparel) Inc.                   California

Banana Republic (California) LLC                 Delaware

Banana Republic (Canada) Inc.                    Canada

Banana Republic (East) L.P.                      California
Banana Republic (Florida) LLC                    California

Banana Republic (H.K.) Limited                   Hong Kong
Banana Republic (Holdings) Inc.                  California
Banana Republic (ITM) Inc.                       California
Banana Republic (New York) LLC                   Delaware
Banana Republic (Puerto Rico) Inc.               Puerto Rico
Banana Republic Direct, Inc.                     California
Banana Republic Limited                          England and Wales
Banana Republic Stores Pty. Ltd.                 New South Wales, Australia
Banana Republic, Inc.                            Delaware
GPS (Bermuda) Insurance Services Limited         Bermuda
GPS (Delaware), Inc.                             Delaware
GPS (Great Britain) Limited                      England and Wales
GPS (Japan), Limited                             Delaware
GPS (Maryland), Inc.                             Maryland
GPS (Puerto Rico) Limited                        California
GPS (UK) Limited                                 California
GPS (USA) Limited                                California
GPS Brand Services, Inc.                         California
GPS Consumer Direct, Inc.                        California
GPS Corporate Facilities, Inc.                   California
GPS Employee Services, Inc.                      California
GPS Management Services, Inc.                    California
GPS Park Restaurant, Inc.                        California
GPS Real Estate, Inc.                            California
GPS Realty Company Inc.                          Delaware
GPSDC (CADC) LLC                                 California
GPSDC (Fresno) LLC                               California
GPSDC (NEW YORK) INC.                            Delaware
GPSDC (WDC) LLC                                  California
Gap (Apparel), Inc.                              California
Gap (Canada) Inc.                                Canada
Gap (Deutschland) GmbH                           Dusseldorf, Germany
Gap (Distribution) B.V.                          Amsterdam, The Netherlands
Gap (ESO) Limited                                England and Wales
Gap (Florida) LLC                                California
Gap (France) S.A.S.                              Paris, France
Gap (Georgia) LP                                 California

Gap (Hong Kong) Limited                          Hong Kong
Gap (ITM) Inc.                                   California
Gap (Indiana) LP                                 California
Gap (Ireland) Limited                            Dublin, Ireland
Gap (Japan) K.K.                                 Tokyo, Japan
Gap (Kentucky) LP                                California
Gap (Netherlands) B.V.                           Amsterdam, The Netherlands
Gap (Puerto Rico), Inc.                          Puerto Rico
Gap (RHC) B.V.                                   Amsterdam, The Netherlands
Gap (Tennessee) LP                               California
Gap (Texas) LP                                   California
Gap (UK Distribution) Limited                    England and Wales
Gap (UK Holdings) Limited                        England and Wales
Gap (UK Lettings) Limited                        England and Wales
Gap (UK) Limited                                 England and Wales
Gap (Wisconsin) LP                               California
Gap Direct, Inc.                                 California
Gap Holdings, Inc.                               California
Gap International B.V.                           Amsterdam, The Netherlands
Gap International Sourcing (Americas) LLC        California
Gap International Sourcing (California) Inc.     California
Gap International Sourcing (Holdings)            Limited  Hong Kong
Gap International Sourcing (JV) LLC              California
Gap International Sourcing (Mexico) S.A. de C.V. Mexico
Gap International Sourcing (U.S.A.) Inc.         California
Gap International Sourcing FZE                   Free Zone, United Arab Emirates
Gap International Sourcing Limited               Hong Kong
Gap International Sourcing Pte. Ltd.             Singapore
Gap International Sourcing, Inc.                 California
Gap International Sourcing, Srl.                 Florence, Italy
Gap International, Inc.                          California
Gebe S.A.R.L.                                    Paris, France
Goldhawk B.V.                                    Amsterdam, The Netherlands
La Mer S.A.                                      Paris, France
Maravan S.A.R.L.                                 Paris, France
Melanie Rennes Saint Germain SARL                Paris, France
Old Navy (Apparel) Inc.                          California
Old Navy (California) LLC                        Delaware
Old Navy (Canada) Inc.                           Province of Ontario
Old Navy (East) L.P.                             California
Old Navy (Florida) LLC                           California
Old Navy (Holdings) Inc.                         California
Old Navy (ITM) Inc.                              California
Old Navy (Puerto Rico) Inc.                      Puerto Rico
Old Navy Direct, Inc.                            California
Old Navy Inc.                                    Delaware
Real Estate Ventures (Glastonbury), Inc.         Delaware
Real Estate Ventures (Glen Eagle), Inc.          Delaware

Real Estate Ventures (Wheaton) Inc.              Illinois
The Fisher Gap Stores Inc.                       California
The Gap Limited                                  England and Wales
WCB Twenty-Eight Limited Partnership             Delaware